Exhibit 10.1

FIRST AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement is entered into as of February 24, 2009 (the "Amendment"), by and between PENINSULA BANK BUSINESS FUNDING, a division of THE PRIVATE BANK OF THE PENINSULA ("Bank") and VILLAGEEDOCS, INC. ("Borrower").

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated February 6, 2008, as amended from time to time (the "Agreement").  The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.                The following defined terms in Section 1.1 of the Agreement are added or amended to read as follows:

"EBITDA" means earnings before interest, taxes, depreciation and amortization, measured in accordance with GAAP.

"Revolving Line" means a credit extension of up to one million dollars ($1,000,000).

"Revolving Maturity Date" means February 24, 2010.

2.                Section 2.3(a) is amended in its entirety to read as follows:

(a)          Interest Rates.  Except as set forth in Section 2.3(b), the Advances shall bear interest, on the outstanding Daily Balance thereof, at a rate equal to five percent (5.0%) above the Prime Rate; provided however, that at no time shall the rate be less than eight and one half percent (8.5%).

3.                The following sentence shall be added after the first sentence in Section 2.3(c) of the Agreement:

Beginning with the three month period ending on May 31, 2009, the minimum interest payable with respect to any three-month period shall be $7,000.

4.                The following shall be added as subsection (c) to Section 2.5 of the Agreement:

(c)          Advance Fee.  Upon each Advance, a fee equal to one quarter of one percent (0.25%) of the Advance.

5.                The following shall be added as Section 6.10 to the Agreement:

6.10       EBITDA.  Borrower shall maintain an EBITDA of at least ninety percent (90%) of the financial projections that have been approved by Borrower's Board of Directors ("Financial Plan"), calculated on a rolling three-month basis.  Borrower shall deliver to Bank updated projections approved by Borrower's Board of Directors for the next fiscal year not less than 30 days prior to the end of Borrower's current fiscal year.

6.                The following shall be added as Section 6.11 to the Agreement:

6.11       Minimum Cash.  Borrower shall maintain a minimum balance of unrestricted cash and cash equivalents of at least ninety percent (90%) of the projections in Borrower's Financial Plan, measured on a quarterly basis.

7.                Exhibit D to the Agreement is replaced in its entirety with the Exhibit D attached hereto.

8.                Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.  The Agreement, as amended hereby, shall remain in full force and effect in accordance with its terms.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof, or the Security Agreement.

9.                This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

10.             As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)              this Amendment, duly executed by Borrower;

(b)             Affirmations of Guaranty executed by Decision Management Company, Inc., Tailored Business Systems, Inc. and MessageVision, Inc.;

(c)              Affirmation of Subordination by Vojin Hadzi-Pavlovic and Gloria Hadzi-Pavlovic;

(d)             Corporate Resolutions to Borrow;

(e)              Borrower's Financial Plan for 2009;

(f)              an amendment fee of $10,000, plus all Bank Expenses incurred through the date of this Amendment; and

(g)              such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

               IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

VILLAGEEDOCS, INC.
By: /s/ K. Mason Conner Title: Chief Executive Officer
PENINSULA BANK BUSINESS FUNDING, A DIVISION OF THE PRIVATE BANK OF THE PENINSULA
By: /s/ Victor L. Ragni
Title: Vice President